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COMBINED BALANCE SHEETS                         U S WEST MEDIA GROUP
(UNAUDITED)                                          December 31,
In millions                                       1996         1995
---------------------------------------   --------------------------
ASSETS
Current assets:
 Cash and cash equivalents                        $121          $20
 Accounts and notes receivable                     508          287
 Deferred directory costs                          259          247
 Marketable securities                              58            -
 Other assets                                      193          187
                                          --------------------------
   Total current assets                          1,139          741
                                          --------------------------

Property, plant and equipment - net              4,275        1,148
Investment in Time Warner Entertainment          2,477        2,483
Intangible assets - net                         12,078        1,798
Investment in international ventures             1,882        1,511
Net investment in assets held for sale             409          429
Other assets                                     1,618          505
                                          --------------------------
   Total assets                                $23,878       $8,615
                                          ==========================
LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                                  $217         $836
 Due to Continental shareholders                 1,150            -
 Accounts payable                                  425          235
 Deferred revenue and customer deposits            129           87
 Other payables                                    795          411
                                          --------------------------
   Total current liabilities                     2,716        1,569
                                          --------------------------
Long-term debt                                   8,636        1,265
Deferred taxes                                   3,455          382
Deferred credits and other                         346          276
Preferred securities of subsidiary
 trust holding Company-guaranteed
 debentures                                      1,080          600
Preferred stock subject to
 mandatory redemption                               51           51

Media Group equity                               7,685        4,599
Company LESOP guarantee                            (91)        (127)
                                          --------------------------
  Total equity                                   7,594        4,472
                                          --------------------------
   Total liabilities and equity                $23,878       $8,615
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